Exhibit (b)

BY-LAWS
OF
CGM TRUST

(Amended and Restated as of January 30, 2016)

ARTICLE 1

Agreement and Declaration
of Trust and Principal Office
1.1    Agreement and Declaration of Trust. These By-Laws shall be subject to the Agreement and Declaration of Trust, as from time to time amended or restated (the "Declaration of Trust"), of CGM Trust (the "Trust"), the Massachusetts business trust established by the Declaration of Trust.
1.2    Principal Office of the Trust. The principal office of the Trust shall be located in Boston, Massachusetts.

ARTICLE 2

Meetings of Trustees
2.1    Regular Meetings. Regular meetings of the Trustees may be held without call or notice at such places and at such times as the Trustees may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent Trustees.
2.2    Special Meetings. Special meetings of the Trustees may be held, at any time and at any place designated in the call of the meeting, when called by the Chairman of the Board, if any, the President or the Treasurer or by two or more Trustees, sufficient notice thereof being given to each Trustee by the Clerk or an Assistant Clerk or by the officer or the Trustees calling the meeting.
2.3    Notice. It shall be sufficient notice to a Trustee of a special meeting to send notice by mail at least forty-eight hours or by telegram at least twenty-four hours before the meeting addressed to the Trustee at his usual or last known business or residence address or to give notice to him in person or by telephone at least twenty-four hours before the meeting. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.
2.4    Quorum. At any meeting of the Trustees a majority of the Trustees then in office shall constitute a quorum. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

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2.5    Action by Vote. When a quorum is present at any meeting, a majority of Trustees present may take any action, except when a larger vote is expressly required by law, by the Declaration of Trust or by these By-Laws.
2.6    Action by Writing. Except as required by law, any action required or permitted to be taken at any meeting of the Trustees may be taken without a meeting if a majority of the Trustees (or such larger proportion thereof as shall be required by any express provision of the Declaration of Trust or these By-Laws) consent to the action in writing and such written consents are filed with the records of the meetings of Trustees. Such consent shall be treated for all purposes as a vote taken at a meeting of Trustees.
2.7    Presence through Communications Equipment. Except as required by law, the Trustees may participate in a meeting of Trustees by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

ARTICLE 3

Officers
3.1    Enumeration; Qualification. The officers of the Trust shall be a President, a Treasurer, a Clerk, and such other officers, if any, as the Trustees from time to time may in their discretion elect. The Trust may also have such agents as the Trustees from time to time may in their discretion appoint. If a Chairman of the Board is elected, he shall be a Trustee and may but need not be a Shareholder; and any other officer may be but none need be a Trustee or Shareholder. Any two or more offices may be held by the same person.
3.2    Election and Tenure. The President, the Treasurer, the Clerk and such other officers as the Trustees may in their discretion from time to time elect shall each be elected by the Trustees to serve until his successor is elected or qualified, or until he sooner dies, resigns, is removed or becomes disqualified. Each officer shall hold office and each agent shall retain authority at the pleasure of the Trustees.
3.3    Powers. Subject to the other provisions of these By-Laws, each officer shall have, in addition to the duties and powers herein and in the Declaration of Trust set forth, such duties and powers as are commonly incident to the office occupied by him or her as if the Trust were organized as a Massachusetts business corporation and such other duties and powers as the Trustees may from time to time designate.
3.4    President and Vice Presidents. The President shall have the duties and powers specified in these By-Laws and shall have such other duties and powers as may be determined by the Trustees.
Any Vice Presidents shall have such duties and powers as shall be designated from time to time by the Trustees.
3.5    Chief Executive Officer. The Chief Executive Officer of the Trust shall be the Chairman of the Board, the President or such other officer as is designated by the Trustees and shall, subject to the control of the Trustees, have general charge and supervision of the business

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of the Trust and, except as the Trustees shall otherwise determine, preside at all meetings of the stockholders and of the Trustees. If no such designation is made, the President shall be the Chief Executive Officer.
3.6    Chairman of the Board. If a Chairman of the Board of Trustees is elected, he shall have the duties and powers specified in these By-Laws and shall have such other duties and powers as may be determined by the Trustees.
3.7    Treasurer. The Treasurer shall be the chief financial and accounting officer of the Trust, and shall, subject to the provisions of the Declaration of Trust and to any arrangement made by the Trustees with a custodian, investment adviser or manager or transfer, shareholder servicing or similar agent, be in charge of the valuable papers, books of account and accounting records of the Trust, and shall have such other duties and powers as may be designated from time to time by the Trustees or by the President.
3.8    Clerk. The Clerk shall record all proceedings of the Shareholders and the Trustees in books to be kept therefor, which books or a copy thereof shall be kept at the principal office of the Trust. In the absence of the Clerk from any meeting of the Shareholders or Trustees, an assistant Clerk, or if there be none or if he is absent, a temporary clerk chosen at such meeting shall record the proceedings thereof in the aforesaid books.
3.9    Resignations and Removals. Any officer may resign at any time by written instrument signed by him and delivered to the President or the Clerk or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. The Trustees may remove any officer with or without cause. Except to the extent expressly provided in a written agreement with the Trust, no officer resigning and no officer removed shall have any right to any compensation for any period following his resignation or removal, or any right to damages on account of such removal.

ARTICLE 4

Indemnification
4.1    Trustees, Officers, etc. The Trust shall indemnify each of its Trustees and officers and former Trustees and officers (including persons who serve or have in the past served at the Trust's request as directors, officers or trustees of another organization in which the Trust has or had any interest as a shareholder, creditor or otherwise) (hereinafter referred to as a "Covered Person") against all liabilities and expenses, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines, penalties or other liabilities, and counsel fees reasonably incurred or paid by any Covered Person in connection with the defense or disposition of any claim, action, suit, formal or informal investigation, inquiry, or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which such Covered Person may be or may have been involved as a party or otherwise or with which such person may be or may have been threatened, while in office or thereafter, by reason of any alleged act or omission as a Trustee or officer or by reason of his being or having been such a Trustee or officer, except with respect to any matter as to which such Covered Person shall have been finally adjudicated in any such action, suit or other proceeding not to have acted in good faith in the reasonable belief that such Covered Person's action was in the best interest of the Trust and except that no Covered Person shall be indemnified against any liability to the

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Trust or its Shareholders to which such Covered Person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's office. Expenses, including counsel fees so incurred by any such Covered Person, may be paid from time to time by the Trust in advance of the final disposition of any such action, suit or proceeding on the condition that the amounts so paid shall be repaid to the Trust if it is ultimately determined that indemnification of such expenses is not authorized under this Article.

4.2    Compromise Payment. As to any matter disposed of by a compromise payment by any such Covered Person referred to in Section 4.1 above, pursuant to a consent decree or otherwise, no such indemnification either for said payment or for any other expenses shall be provided unless such compromise shall be approved as in the best interests of the Trust, after notice that it involved such indemnification, (a) by a disinterested majority of the Trustees then in office; or (b) by a majority of the disinterested Trustees then in office; or (c) by any disinterested person or persons to whom the question may be referred by the Trustees, provided that in the case of approval pursuant to clause (b) or (c) there has been obtained an opinion in writing of independent legal counsel to the effect that such Covered Person appears to have acted in good faith in the reasonable belief that his or her action was in the best interests of the Trust and that such indemnification would not protect such person against any liability to the Trust or its Shareholders to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of office; or (d) by vote of Shareholders holding a majority of the Shares entitled to vote thereon, exclusive of any Shares beneficially owned by any interested Covered Person. Approval by the Trustees pursuant to clause (a) or (b) or by any disinterested person or persons pursuant to clause (c) of this Section shall not prevent the recovery from any Covered Person of any amount paid to such Covered Person in accordance with any of such clauses as indemnification if subsequently such Covered Person is finally adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that such Covered Person's action was in the best interests of the Trust or to have been liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's office.
4.3    Indemnification Not Exclusive. The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which any such Covered Person may be entitled. As used in this Article 4, the term "Covered Person" shall include such person's heirs, executors and administrators; an "interested Covered Person" is one against whom the action, suit or other proceeding in question or another action, suit or other proceeding on the same or similar grounds is then or has been pending; and a "disinterested Trustee" or "disinterested person" is a Trustee or a person against whom none of such actions, suits or other proceedings or another action, suit or other proceeding on the same or similar grounds is then or has been pending. Nothing contained in this Article shall affect any rights to indemnification to which personnel of the Trust, other than Trustees and officers, and other persons may be entitled by contract or otherwise under law, nor the power of the Trust to purchase and maintain liability insurance on behalf of any such person.

4.4    Contract Right:  Subsequent Amendment.  The right to indemnification and advancement of expenses conferred in this Article shall be a contract right. No amendment, termination or repeal of this Article shall affect or diminish in any way the rights of any Covered Person to indemnification or advancement of expenses under the provisions hereof with respect

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to any suit or other proceeding arising out of or relating to any action, omission, transaction or facts occurring prior to the final adoption of such amendment, termination or repeal, except with the consent of the Covered Person.

ARTICLE 5

Reports
5.1    General. The Trustees and officers shall render reports at the time and in the manner required by the Declaration of Trust or any applicable law. Officers shall render such additional reports as they may deem desirable or as may from time to time be required by the Trustees.

ARTICLE 6

Fiscal Year
6.1    General. Except as from time to time otherwise provided by the Trustees, the fiscal year of the Trust shall end on December 31 in each year.

ARTICLE 7

Seal
7.1    General. The seal of the Trust shall consist of a flat-faced die with the word "Massachusetts," together with the name of the Trust and the year of its organization cut or engraved thereon, but, unless otherwise required by the Trustees, the seal shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.

ARTICLE 8

Execution of Papers
8.1    General. Except as the Trustees may generally or in particular cases authorize the execution thereof in some other manner, all checks, notes, drafts and other obligations and all registration statements and amendments thereto and all applications and amendments thereto to the Securities and Exchange Commission shall be signed by the Chairman, if any, the President, any Vice President or the Treasurer or any of such other officers or agents as shall be designated for that purpose by a vote of the Trustees.

ARTICLE 9

Net Asset Value
9.1    General.    The net asset value of a share of beneficial interest of the Trust shall be determined by or under authority of the board of trustees in accordance with the Declaration of Trust as of the close of trading on the New York Stock Exchange on each day

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upon which such Exchange is open for unrestricted trading and at such other times as the board of trustees shall designate.

ARTICLE 10

Amendments to the By-Laws
10.1    General. These By-Laws may be amended or repealed, in whole or in part, by a majority of the Trustees then in office at any meeting of the Trustees.

ARTICLE 11

Choice of Law
11.1    Choice of Law. The laws of the Commonwealth of Massachusetts shall govern the validity, interpretation, construction and effect of these By-Laws and the operations of the Trust, including, absent a provision to the contrary therein, any contract between the Trust and any party relating to the provision of investment advisory, administrative or distribution services to the Trust.

ARTICLE 12

Forum
12.1    Forum for Adjudication of Disputes. Absent the consent in writing of all parties, the sole and exclusive forum for (i) any action or proceeding brought by or on behalf of the Trust or any series of the Trust or shareholders against the Trust or any series of the Trust, the Trust’s investment adviser, or the Trustees, officers or employees of the Trust, (ii) any action arising under or to interpret, apply, enforce or determine the validity of the Declaration of Trust or these By-laws or any investment advisory agreement, or (iii) any action asserting a claim governed by the internal affairs doctrine shall be brought in either (i) the United States District Court for the District of Massachusetts or (ii) the Massachusetts Superior Court for Suffolk County Business Litigation Session or, if that court does not have jurisdiction, another court located within the Commonwealth of Massachusetts. Any person purchasing or otherwise acquiring or holding any interest in shares of the Trust shall be (i) deemed to have notice of and consented to the provisions of this Section 12.1, and (ii) deemed to have waived any argument relating to the inconvenience of the forums referenced above in connection with any action or proceeding described in this Section 12.1.

ARTICLE 13

Claims
13.1    Claims. As used in these By-Laws, a “direct” shareholder claim shall refer to (i) a claim based upon alleged violations of a shareholder’s individual rights distinct from any harm to the Trust or a series of the Trust or other individual shareholders, including a particular shareholder’s voting rights, rights to a dividend payment, rights to inspect books and records, or other similar rights personal to the shareholder and distinct from any harm to the Trust or a series of the Trust or other individual shareholders; and (ii) a claim for which a direct shareholder

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action is expressly provided under the U.S. federal securities laws. Any other claim asserted by a shareholder, including without limitation any claims purporting to be brought on behalf of the Trust or a series of the Trust or other individual shareholders involving any alleged harm to the Trust or a series of the Trust or to other individual shareholders, shall be considered a “derivative” claim as used in these By-Laws.
No shareholder shall have the right to bring or maintain any court action or other proceeding (including but not limited to any putative class action) asserting a derivative claim without first making written demand on the Trustees requesting the Trustees to bring or maintain such action, proceeding or claim.  Such demand shall not be excused under any circumstances, including claims of alleged interest on the part of the Trustees, unless the shareholder makes a specific showing that irreparable nonmonetary injury to the Trust or a series of the Trust would otherwise result.  Such demand shall be mailed to the Clerk of the Trust at the Trust’s principal office and shall set forth with particularity the nature of the proposed court action, proceeding or claim and the essential facts relied upon by the shareholder to support the allegations made in the demand.  The Trustees shall consider such demand within 90 days of its receipt by the Trust.  In their sole discretion, the Trustees, including a majority of Trustees who are not interested persons of the Trust within the meaning set forth in the Investment Company Act of 1940, as amended (“Interested Persons”), may submit the matter to a vote of shareholders of the Trust or the series of the Trust.  Any decision by the Trustees, including a majority of Trustees who are not Interested Persons of the Trust (or, if applicable, any vote by shareholders), to bring, maintain or settle (or not to bring, maintain or settle) such court action, proceeding or claim, or to submit the matter to a vote of shareholders, shall be binding upon the shareholders.

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Adopted on January 23, 1997; revised as of January 31, 2002, January 27, 2005 and January 20, 2016

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